FOR IMMEDIATE RELEASE

Aspen Technology Reports Eighteen Percent

Year-Over-Year Growth in Software License Revenues

Quarter highlighted by profitability and strengthened balance sheet

CAMBRIDGE, Mass.—October 29, 2003—Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today reported financial results for its fiscal 2004 first quarter ended September 30, 2003.

Total revenues for the first quarter were $77.0 million, with software license revenues totaling $35.1 million, and services revenue totaling $41.9 million.  On a Generally Accepted Accounting Principles (GAAP) basis, AspenTech reported diluted earnings per share to common shareholders of $0.10 per share.  GAAP earnings included a one-time gain of $6.5 million relating to the retirement of the Series B preferred stock.  On a pro forma basis, excluding this one-time gain as well as preferred stock dividend and discount accretion, AspenTech posted net income of $0.5 million, or $0.01 per diluted share.

“We are extremely pleased to have delivered profitability in the first quarter, which is our seasonally weakest quarter,” said David McQuillin, President & CEO of AspenTech.  “These results indicate that our focus on improving execution and financial performance is yielding success.  With the closing of our private equity financing, a substantial reduction of outstanding debt, and the generation of positive cash flow from operations, we have dramatically improved our balance sheet and put the company in a position to capitalize on improving IT demand in the process industries.

“We recently introduced a number of new products for the Enterprise Operations Management (EOM) market with some of our largest customers.  We are encouraged by both the growth prospects for these solutions, as well as the demonstrable uptick in customer interest to deploy these types of applications.  Given our improved operational execution and lower quarterly expenses, we are positioned to continue our progress and deliver on our objectives for this fiscal year.”

First Quarter Highlights

AspenTech accomplished the following in the first quarter:

•                  Continued improvement in company execution, with first quarter operating results creating an operating profit in the seasonally weak September quarter for the first time in five years.

•                  Signed significant license transactions with ICI Paints, CITGO Petroleum, CIBA Specialty Chemicals, Rohm & Haas, Jacobs Engineering and Aventis.  Additionally, the company signed two large transactions for its polymer production control solutions, one of AspenTech’s strategic growth markets.

•                  Generated $13.8 million of positive cash flow from operations.

•                  Strengthened the balance sheet through a $100 million private equity transaction with Advent International.

•                  Purchased and retired approximately $12.6 million of the company’s convertible bonds and made a final payment of approximately $8.2 million to Accenture, resulting in a $20.8 million reduction in total debt.

•                  Retired $60 million of the company’s Series B preferred stock in its entirety by paying down $30 million in cash and converting the final $30 million at a discount into $21 million of Series D preferred stock.

•                  Established a strategic alliance with UOP to market Aspen RefSYS, a refinery-wide simulation and optimization solution for the petroleum industry.

•                  Held successful user group meetings with approximately 1,200 participants in New Orleans, Louisiana and Paris, France to demonstrate new products and introduce updated product positioning.

“We improved on many of our key financial metrics in the first quarter,” said Charles Kane, Senior Vice President & CFO of AspenTech.  “This included reducing DSOs for billed receivables to 74 days from 85 days in the previous quarter, significantly decreasing the leverage on the balance sheet, reducing total expenses by 13 percent year-over-year, and substantially improving our year-over-year operating results.”

The company will be holding a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 5:00 p.m. eastern time on Wednesday, October 29, 2003.  Interested parties may listen to a live webcast of the call by logging on to AspenTech’s website:  http://www.aspentech.com and clicking on the “Webcast” link under the Investor Relations section of the site.  A replay of the call will be archived on AspenTech’s website for the next twelve months and will also be available for forty-eight hours via telephone, beginning at 8:00 p.m. eastern time on October 29, 2003, by dialing (800) 642-1687 and entering in confirmation code:  3081208.

Pro Forma Results

AspenTech reports pro forma financial results, which exclude certain non-operational, non-cash and other specified charges that management generally does not consider in evaluating the Company’s ongoing operations. These results are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States (known as “GAAP”).  Management believes this pro forma measure helps indicate underlying trends in the Company’s business, and uses this pro forma measure to establish budgets and operational goals that are communicated internally and externally, to manage the Company’s business and to evaluate its performance. A reconciliation of pro forma to GAAP is included in the attached condensed consolidated financial statements.

About AspenTech

Aspen Technology, Inc. provides industry-leading software and implementation services that enable process companies to increase efficiency and profitability. AspenTech’s engineering product line is used to design and improve plants and processes, maximizing returns throughout an asset’s operating life. Its manufacturing/supply chain product line allows companies to increase margins in their plants and supply chains, by managing customer demand, optimizing production, and streamlining the delivery of finished products. These two offerings are combined to create solutions for enterprise operations management (EOM), integrated enterprise-wide systems that provide process manufacturers with the capability to dramatically improve their operating performance. Over 1,500 leading companies already rely on AspenTech’s software, including Aventis, Bayer, BASF, BP, ChevronTexaco, Dow Chemical, DuPont, ExxonMobil, Fluor, Foster Wheeler, GlaxoSmithKline, Shell, and Total. For more information, visit www.aspentech.com.

The third and fourth paragraphs of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statement using the term “will,” “should,” “could,” “anticipates,” “believes” or a comparable term is a forward-looking statement. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including: AspenTech’s lengthy sales cycle which makes it difficult to predict quarterly operating results; the FTC’s investigation of AspenTech’s acquisition of Hyprotech; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; AspenTech’s ability to raise additional capital as required; AspenTech’s ability to integrate the operations of acquired companies; intense competition; AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; and other risk factors described from time to time in AspenTech’s periodic reports and registration statements filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. Moreover, neither AspenTech nor anyone else assumes responsibility for the accuracy and completeness of any forward-looking statements. AspenTech undertakes no obligation to update any of the forward-looking statements after the date of this press release.

AspenTech and the Aspen logo are trademarks of Aspen Technology, Inc., Cambridge, Mass.

Contacts:

For Investors:	For Media:
Joshua Young	Peter Watt
Aspen Technology, Inc.	Aspen Technology, Inc.
(617) 949-1274	+44 1223 819-752
joshua.young@aspentech.com	peter.watt@aspentech.com

- tables follow -

ASPEN TECHNOLOGY, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	September 30, 2003	September 30, 2002
REVENUES:
Software licenses	$35,063	$29,646
Services	41,951	47,604
Total revenues	77,014	77,250

EXPENSES:
Cost of software licenses	3,617	3,335
Cost of services	24,632	28,008
Selling and marketing	23,874	29,154
Research and development	16,006	17,745
General and administrative	8,740	9,821
Total costs and expenses	76,869	88,063

Income (loss) from operations	145	(10,813)

Other income (expense), net	(228)	(501)
Interest income, net	722	581

Income (loss) before provision for income taxes	639	(10,733)

Provision for income taxes	188	—

Net income (loss)	451	(10,733)

Accretion of preferred stock discount and dividend (1)	3,852	(2,234)

Net income (loss) applicable to common stockholders	$4,303	$(12,967)

EARNINGS PER SHARE COMPUTATIONS:

Net income (loss) applicable to common stockholders	$4,303	$(12,967)
Plus: impact of assumed conversion of Series D preferred stock	1,661	—
Net income (loss) applicable to common stockholders, including assumed conversions	$5,964	$(12,967)

Weighted average shares outstanding - Basic	39,772	37,994
Common stock equivalents	1,497	—
Incremental shares from assumed conversion of Series D preferred stock	18,168	—
Weighted average shares outstanding - Diluted	59,437	37,994

Basic net income (loss) per share applicable to common stockholders	$0.11	$(0.34)

Diluted net income (loss) per share applicable to common stockholders	$0.10	$(0.34)

PRO FORMA EARNINGS PER SHARE:

Net income (loss) before Preferred stock discount and dividend accretion:	$451	$(10,733)

Diluted earnings (loss) per share	$0.01	$(0.28)

Weighted average shares outstanding - diluted	59,437	37,994

(1) Detail of this amount is provided on the reconciliation of net income (loss) to pro forma net income (loss)

Supplemental information - Reconciliation of net income (loss) to pro forma net income (loss)

	Three Months Ended
	September 30, 2003	September 30, 2002

Net income (loss)	$4,303	$(12,967)
Adjustment to net income (loss):
Preferred stock discount and dividend accretion	2,600	2,234
Gain on conversion of Series B redeemable preferred stock	(6,452)

Pro forma net income (loss)	$451	$(10,733)

ASPEN TECHNOLOGY, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands

	September 30, 2003	June 30, 2003
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$101,591	$51,567
Accounts receivable, net	63,712	77,725
Unbilled services	15,883	15,279
Current portion of long-term installments receivable, net	32,147	34,720
Deferred tax asset	2,929	2,929
Prepaid expenses and other current assets	10,061	11,581

Total current assets	226,323	193,801

Long-term installments receivable, net	71,031	73,377
Equipment and leasehold improvements, net	27,879	31,158
Computer software development costs, net	18,137	17,728
Intangible assets, net	39,847	41,279
Purchased intellectual property, net	1,719	1,861
Deferred tax asset	13,830	13,831
Other assets	7,254	5,445

Total assets	$406,020	$378,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,632	$3,849
Amount owed to Accenture	—	8,162
Accounts payable and accrued expenses	73,428	82,094
Unearned revenue	19,772	20,492
Deferred revenue	35,553	37,266
Total current liabilities	131,385	151,863

Long-term debt, less current maturities	77,027	89,911
Deferred revenue, less current portion	8,390	9,815
Deferred tax liability	13,402	13,258
Other liabilities	15,482	16,009

Redeemable preferred stock	101,078	57,537

Total stockholders’ equity	59,256	40,087
Total liabilities and stockholders’ equity	$406,020	$378,480

###